Exhibit 107

Calculation of Filing Fee Table

Form F-3
(Form Type)

Fusion Fuel Green PLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Class A ordinary shares with a nominal value of $0.0001 each underlying Senior Convertible Notes(2)	Other(3)	9,460,758	(2)	$0.559	(4)	$5,288,563.72	(4)	0.00015310	$809.68
Fees Previously Paid	Equity	Class A ordinary shares with a nominal value of $0.0001 each underlying Warrants To Purchase Ordinary Shares(5)	Other(3)	3,438,060	(5)	$0.559	(6)	$1,921,875.54	(6)	0.00015310	$294.24
Fees Previously Paid	Equity	Class A ordinary shares with a nominal value of $0.0001 each underlying Senior Convertible Notes(7)	Other(3)	9,989,026	(7)	$0.4364	(8)	$4,359,210.95	(8)	0.00015310	$667.40
Fees Previously Paid	Equity	Class A ordinary shares with a nominal value of $0.0001 each underlying Warrants To Purchase Ordinary Shares(9)	Other(3)	4,296,596	(9)	$0.4364	(10)	$1,875,034.49	(10)	0.00015310	$287.07
Fees Previously Paid	Equity	Class A ordinary shares with a nominal value of $0.0001 each underlying Class A Ordinary Share Purchase Warrant(11)	Other(3)	255,000	(11)	$0.2795	(12)	$71,272.50	(12)	0.00015310	$10.91
	Total Offering Amounts							$13,515,957.20			$2,069.29
	Total Fees Previously Paid										$2,069.29
	Total Fee Offsets										$0.00
	Net Fee Due										$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A ordinary shares with a nominal value of $0.0001 each (“Class A Ordinary Shares”), as may be issued or issuable because of share splits, share dividends and similar transactions.

(2)	Consists of 150% of an aggregate of 6,307,172 Class A Ordinary Shares issuable upon conversion of Senior Convertible Notes issued on January 10, 2025 (“January Notes”) in the aggregate original principal amount of $1,231,250 and aggregate interest through maturity of $147,750 at an alternate conversion price of $0.21864 per share as of March 24, 2025, including rounding adjustments.

(3)	Registration fee calculated pursuant to Rule 457(g) under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the initial conversion price of $0.559 per share under the January Notes.

(5)	Consists of 150% of an aggregate of 2,292,040 Class A Ordinary Shares issuable upon exercise of Warrants To Purchase Ordinary Shares issued on January 10, 2025 (“January Warrants”), including rounding adjustments.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the initial exercise price of $0.559 per share under the January Warrants.

(7)	Consists of 150% of an aggregate of 6,659,350 Class A Ordinary Shares issuable upon conversion of Senior Convertible Notes issued on March 3, 2025 (“March Notes”) in the aggregate original principal amount of $1,300,000 and aggregate interest through maturity of $156,000 at an alternate conversion price of $0.21864 per share as of March 24, 2025, including rounding adjustments.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the initial conversion price of $0.4364 per share under the March Notes.

(9)	Consists of 150% of an aggregate of 2,864,397 Class A Ordinary Shares issuable upon exercise of Warrants To Purchase Ordinary Shares issued on January 10, 2025 (“January Warrants”), including rounding adjustments.

(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the initial exercise price of $0.4364 per share under the January Warrants.

(11)	Consists of 255,000 Class A Ordinary Shares issuable upon exercise of a Class A Ordinary Share Purchase Warrant issued on November 1, 2024 at the initial exercise price of $0.14 per share.

(12)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the average of the high and low prices of the Class A Ordinary Shares reported by The Nasdaq Stock Market LLC on March 21, 2025.